UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2004

Boykin Lodging Company
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-11975	34-1824586

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Guildhall Building, Suite 1500, 45 W. Prospect Avenue, Cleveland, Ohio		44115

(Address of Principal Executive Offices)		(Zip Code)

(216) 430-1200
(Registrant’s telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     On April 14, 2004, the Audit Committee of the Board of Directors of Boykin Lodging Company, an Ohio corporation (“Boykin”), voted to approve the engagement of Grant Thornton LLP (“Grant”) as Boykin’s independent auditor for the fiscal year ending December 31, 2004, to be effective upon Grant’s acceptance of the engagement to act as Boykin’s independent auditor. On April 16, 2004, Grant accepted the engagement.

     As such, on April 16, 2004, Deloitte & Touche LLP (“D&T”), was dismissed as Boykin’s independent auditor.

     The reports of D&T on Boykin’s financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the two most recent fiscal years and the subsequent interim period through April 16, 2004, there were no disagreements with D&T on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of D&T, would have caused D&T to make reference to the matter in their report. During the two most recent fiscal years and the subsequent interim period through April 16, 2004, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. D&T has furnished Boykin a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of that letter, dated April 19, 2004, is filed as Exhibit 16.1 to this Form 8-K.

     During the two most recent fiscal years and the subsequent interim period through April 16, 2004, neither Boykin nor anyone on behalf of Boykin consulted with Grant regarding either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Boykin’s financial statements; or on any matter considered important by Boykin in reaching a decision as to any accounting, auditing or financial reporting issue or any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K, or any reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

16.1	Deloitte & Touche LLP Letter of Agreement dated April 19, 2004, to the Securities and Exchange Commission regarding its agreement with the statements made in this report on Form 8-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boykin Lodging Company

By:	/s/ Shereen P. Jones

Shereen P. Jones
Executive Vice President,
Chief Financial and Investment Officer

Dated: April 20, 2004